Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Dreyfus/Laurel Funds, Inc.:

We consent to the use of our reports dated December 29, 2016, with respect to the financial statements of Dreyfus Tax Managed Growth Fund and Dreyfus Opportunistic Fixed Income Fund, each a series of The Dreyfus/Laurel Funds, Inc., as of October 31, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also consent to the use of our reports dated October 28, 2016, with respect to the financial statements of Dreyfus Core Equity Fund and Dreyfus Floating Rate Income Fund, each a series of The Dreyfus/Laurel Funds, Inc., as of August 31, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also consent to the use of our reports dated January 25, 2017, with respect to the financial statements of General AMT-Free Municipal Money Market Fund and General Treasury and Agency Money Market Fund, each a series of The Dreyfus/Laurel Funds, Inc., as of November 30, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information

/s/ KPMG LLP

New York, New York

March 29, 2017